As filed with the Securities and Exchange Commission on January 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NewAmsterdam Pharma Company N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Gooimeer 2-35

1411 DC Naarden

The Netherlands

(Address of Principal Executive Offices, Including Zip Code)

Long-Term Incentive Plan NewAmsterdam Pharma Company N.V.

(Full Title of the Plans)

NewAmsterdam Pharma Corporation

20803 Biscayne Blvd, Suite #105

Aventura, FL 33180

Tel: +31 (0) 35 206 2971

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian K. Rosenzweig

Kerry S. Burke

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Tel: (212) 841-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by NewAmsterdam Pharma Company N.V. (the “Company”) for the purpose of registering the offer and sale of additional ordinary shares, nominal value of €0.12 per share (the “Ordinary Shares”), available under the Long-Term Incentive Plan NewAmsterdam Pharma Company N.V. (the “Incentive Plan”).

The Incentive Plan provides that the number of Ordinary Shares reserved for issuance may, in the discretion of the Company’s board of directors (the “Board”), increase annually on January 1 of each calendar year by 5% of the Company’s issued share capital on the last day of the immediately preceding calendar year or such lower number as may be determined by the Board (the “Evergreen Increase”). This Registration Statement registers the offer and sale of an additional 5,385,999 Ordinary Shares that are available for issuance under the Incentive Plan pursuant to the Evergreen Increase that became effective January 1, 2025.

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on July 3, 2024 (File No. 333-280689) (the “Prior Registration Statement”) are incorporated by reference and made part of this Registration Statement. Any items in the Prior Registration Statement not expressly changed hereby shall be as set forth in the Prior Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below have been filed with the SEC by the Company and are incorporated herein by reference to the extent not superseded by documents subsequently filed:

1)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024;

2)

the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May  8, 2024, August  7, 2024 and November 6, 2024, respectively;

3)

the Company’s Current Reports on Form 8-K filed with the SEC on January  8, 2024, February  15, 2024, April  1, 2024, June  7, 2024, June  11, 2024, July  18, 2024, July  29, 2024, August  9, 2024, October  18, 2024, November  18, 2024, November  20, 2024, December  10, 2024 (under Item 8.01) and December 13, 2024; and

4)

the description of the Ordinary Shares contained in the registration statement on Form 8-A, filed with the SEC on November  22, 2022, as the description therein has been updated and superseded by the description of the Ordinary Shares contained in Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of the filing of such documents. The Company is not incorporating by reference any document or portion thereof, whether specifically listed above or to be filed in the future, that is not deemed “filed” with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	English translation of Articles of Association of NewAmsterdam Pharma Company N.V. (incorporated by reference to Exhibit 1.1 to the Shell Company Report on Form 20-F (Reg. No. 001-41562) filed with the SEC on November 28, 2022).

5.1*	Opinion of NautaDutilh N.V., regarding validity of the Ordinary Shares.

23.1*	Consent of NautaDutilh N.V. (included in Exhibit 5.1).

23.2*	Consent of Deloitte Accountants B.V., independent registered public accounting firm of NewAmsterdam Pharma Company N.V.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

99.1	NewAmsterdam Pharma Company N.V. Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8, filed with the SEC on July 3, 2024).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Naarden, the Netherlands, on January 7, 2025.

NewAmsterdam Pharma Company N.V.

By:	/s/ Michael Davidson
Name: Dr. Michael Davidson
Title: Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Davidson and Ian Somaiya, each acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Michael Davidson Dr. Michael Davidson	Chief Executive Officer and Executive Director (Principal Executive Officer)	January 7, 2025

/s/ Ian Somaiya Ian Somaiya	Chief Financial Officer (Principal Financial Officer)	January 7, 2025

/s/ Louise Kooij Louise Kooij	Chief Accounting Officer (Principal Accounting Officer)	January 7, 2025

/s/ William H. Lewis William Lewis	Chairperson and Non-Executive Director	January 7, 2025

/s/ Dr. John Kastelein Dr. John Kastelein	Chief Scientific Officer and Non-Executive Director	January 7, 2025

/s/ Wouter Joustra Wouter Joustra	Non-Executive Director	January 7, 2025

Name	Title	Date

/s/ Dr. Nicholas Downing Dr. Nicholas Downing	Non-Executive Director	January 7, 2025

/s/ Dr. James N. Topper Dr. James N. Topper	Non-Executive Director	January 7, 2025

/s/ Dr. Louis Lange Dr. Louis Lange	Non-Executive Director	January 7, 2025

/s/ John W. Smither John W. Smither	Non-Executive Director	January 7, 2025

/s/ Janneke van der Kamp Janneke van der Kamp	Non-Executive Director	January 7, 2025

/s/ Mark C. McKenna Mark C. McKenna	Non-Executive Director	January 7, 2025

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE COMPANY

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of NewAmsterdam Pharma Company N.V., has signed this registration statement in the United States, on the 7th day of January, 2025.

NewAmsterdam Pharma Corporation

By:	/s/ Michael Davidson
Name: Dr. Michael Davidson
Title: Chief Executive Officer